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Exhibit 10.14

RELEASE

    KNOW AL MEN BY THESE PRESENTS that in consideration of one (US$1.00) dollar and the total payment of 71,429 shares (the "Shares") in the capital stock of Phage Therapeutics International Inc. ("PTXX) and 85,714 share purchase warrants (the "Warrant") for the purchase of one further common share of PTXX, expiring on March 25, 2001, at the price of US$1.25 per share as described in the warrant terms and conditions attached hereto to Hornbolwer & Weeks Financial Corporation and Hornblower & Weeks Incorporated (collectively, the "Releasors") (the receipt of all which is hereby acknowledged), the Releasors DO HEREBY REMISE RELEASE AND FOREVER DISCHARGE Phage Therapeutics, Inc., PTXX and any of their successors and assigns, directors, officers, employees, or agents (collectively, the "Releasees") of and from any and all manner of actions, causes of actions, suits, debts, contracts, claims, demands, damages and obligations to pay anything (including without limitations, money, expense allowances, sales commissions, shares of warrants) of any nature of kind whatsoever which any of the Releasors have or at any time hereafter can, shall or may have, for or by reason of, or arising out of any cause, matter or thing whatsoever occurring or existing up to and inclusive of the date of these presents and in particular, but DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE the Releasees of and from any claims and demands of any nature of kind whatsoever which any of the Releasors now have or at any time hereafter can, shall or may have, for or by reason of, or arising out of any agreements, whether written or verbal, between any of the Releasors and Releasees in respect of the financing of Phage Therapeutics, Inc., including without a limitation, an investment banking agreement made February 2, 1998 and engagement letters dated February 2, 1998 and February 10, 1998.

    AND IT IS UNDERSTOOD AND AGREED that the Releasors will neither jointly or separately make any claim or claims or take any proceedings against any person, corporation, partnership or partly might result in a claim for contribution or indemnity from any of the Releases and if any of the Releasors make such a claim or take such proceedings then each of the Releasors jointly and separately covenants and agrees to save harmless and indemnify each of the Releases of any from any and all liabilities, damages, interest, costs (including legal fees and disbursements as between legal counsel and own client), expenses and compensation of whatsoever kind in respect of any such claim for contribution and indemnify or otherwise.

    IT IS FURTHER UNDERSTOOD AND AGREED That this is a compromise settlement of a disputed claim and that the consideration for this Release shall not be deemed to be or be construed as an admission of liability by the Releasees to the undersigned.

    The Releasors have consulted with and been advised by their legal counsel before entering into the settlement herein contained and the board of directors thereof have duly considered and authorized the execution of this Release by way of resolutions attached hereto and warrants that the signatory hereto is of full capacity and has the authority to execute and deliver this Release, and that the Releasors have not been influenced to any extent whatsoever in making this Release by any representations or statements regarding the said loss or damaged or regarding any other matters made by any of the parties who will be released or by any person or persons representing the parties who will be released. Further, the Releasors understand and agree that no representations, warranties or covenants are being made as to (1) the past, present or future value of the Shares, the Warrants or the shares which are issued as a result of the exercise of the Warrants, or (2) PTXX, Phage Therapeutics, Inc., or tlie-busmess or as to the future viability of PTXX and Phage Therapeutics, Inc. According, the Releasors waive their right to make any claim against the Releases.

    IN WITNESS WHEREOF the Releasors have duly executed this Release on August 16, 1999.

HORNBLOWER & WEEKS FINANCIAL CORPORATION

/s/ Eric Ellenhorn
Per: Authorized Signatory
Name:
HORNBLOWER & WEEKS INCORPORATED
/s/ Eric Ellenhorn
Per: Authorized Signatory
Name:

    Subscribed and sworn to me this 24th day of August, 1999

/s/ Barry M. Ferrari Notary Public

Barry M. Ferrari
Notary Public, State of New York
No. 01FE5070335
Qualified in Orange County
Commission Expires December 9, 2000

RELEASE

    KNOW AL MEN BY THESE PRESENTS that in consideration of one (US$I.00) dollar to Phage Therapeutics Inc., (the "Releasor") (the receipt of which is hereby acknowledged), Phage Therapeutics, Inc. DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Hornblower & Weeks Financial Corporation and Hornblower Weeks Incorporated (collectively, the "Releasees") of and from any and all manner of actions, causes of actions, suits, debts, contracts, claims, demands, damages of any nature or kind whatsoever which the Releasor has or at any time hereafter can, shall or may have, for or by reason of, or arising out of any cause, matter or thing whatsoever occurring or existing up to and inclusive of the date of these presents and in particular, but without limiting the generality of the foregoing, the Releasor DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE the Releasees of and from any claims and demands of any nature or kind whatsoever which any of the Releasors has or at any time hereafter can, shall or may have, for or by reason of, or arising out of any agreements, whether written or verbal, between any of the Releasor and Releasee in respect of the financing of Phage Therapeutics, Inc., including without a limitation, an investment banking agreement made February 2, 1998 and engagement letters dated February 2, 1998 and February 10, 1998.

    AND IT IS UNDERSTOOD AND AGREED that the Releasors will not make any claim or claims or take any proceedings against any person, corporation, partnership or party might result in a claim for contribution or indemnity from any of the Releasees and if the Releasor make such a claim or take such proceedings then each of the Releasor covenants and agrees to save harmless and indemnify each of the Releasees of any from any and all liabilities, damages, interest, costs (including legal fees and disbursements as between legal counsel and own client), expenses and compensation of whatsoever kind in respect of any such claim for contribution and indemnify or otherwise.

    IT IS FURTHER UNDERSTOOD AND AGREED that this is a compromise settlement of a disputed claim and that the consideration for this Release shall not be deemed to be or be construed as an admission of liability by the Releasees to the undersigned.

    The Releasor has consulted with and been advised by their legal counsel before entering into the settlement herein contained and the board of directors thereof have duly considered and authorized the execution of this Release by way of resolutions attached hereto and warrants that the signatory hereto is of full capacity and has the authority to execute and deliver this Release, and that the Releasor have not been influenced to any extent whatsoever in making this Release by any representations or statements regarding the said loss or damaged or regarding any other matters made by any of the parties who will be released or by any person or persons representing the parties who will be released. Accordingly, the Releasor waives its rights to make any claim against the Releasees.

    IN WITNESS WHEREOF the Releasors have duly executed this Release on August 16, 1999.

PHAGE THERAPEUTICS, INC.

/s/ Darren Pylot
Per: Authorized Signatory
Name: Darren Pylot, Director

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